UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2020

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Building 6, Chiswick Park
London W4 5HR
United Kingdom
(Address of principal executive offices) (Zip Code)
+44-1604-232425
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT
Item 7.01 Regulation FD Disclosure.

Avon Products, Inc. (the “Company”) filed its results for fiscal year ended December 31, 2019 today.  The Company continued to execute against its Open Up Strategy throughout 2019, making good progress driving Adjusted Operating Margin up 100 basis points to 5.6% on increasing price/mix and Average Representative Sales while reducing cost.  Free Cash Flow for fiscal 2019 improved $165 million.  All of this sets a strong foundation for future growth. As anticipated, revenues declined in the fourth quarter and full year as a result of sharper choices made to drive a healthier, more sustainable and profitable business.  2019 saw more innovation at higher price points, the restoration of field fundamentals and lower bad debt.  The rollout of digital tools was accelerated in the year and the Company increasingly leveraged the use of influencers, bloggers and social sellers.  On January 3, 2020, Natura &Co completed the acquisition of Avon, creating the fourth largest pure-play beauty company.  Natura &Co is committed to continuing the Open Up Avon strategy and working with Avon’s management team to drive brand equity while working to restore growth to Avon. Natura &Co is scheduled to hold their earnings presentation on March 6, 2020. The portion of their presentation that relates to Avon’s earnings is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1 Earnings Presentation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Ginny Edwards
Name: Ginny Edwards
Title: VP, General Counsel and Corporate Secretary

Date: March 5, 2020

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Earnings Presentation